UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 27, 2018

TSR, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01. Other Events

On November 16, 2018, the Board of Directors (the “Board”) of TSR, Inc. (“TSR” or the “Company”) received a letter from Robert Fitzgerald, president of stockholder QAR Industries, Inc. (“QAR”), dated November 14, 2018, containing a non-binding offer to acquire all of the common stock of the Company not already owned by QAR for $6.25 per share (the “non-binding offer”). A term sheet for the potential acquisition of TSR was attached to the offer letter. Based on Amendment No. 2 to QAR’s Schedule 13D, filed on November 20, 2018, Mr. Fitzgerald and QAR (together, the “QAR Entities”) own a total of 139,869 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which represents approximately 7.1% of the Company’s issued and outstanding Common Stock.

On November 16, 2018, the Company sent a letter to QAR acknowledging that it received the QAR letter on November 16, 2018 and informing QAR that it had forwarded the letter to the Special Committee of the Board (the “Special Committee”) for its consideration. As previously disclosed, the Board established the Special Committee to consider various strategic alternatives to maximize stockholder value.

On November 19, 2018, the Special Committee sent a letter to QAR informing QAR that (i) the Special Committee and the full Board were carefully evaluating the offer in good faith but that it would not be possible for the directors to complete their evaluation and respond to the offer by the November 19, 2018 deadline imposed in the offer; and (ii) the directors seek to satisfy their fiduciary responsibilities to the stockholders by considering and evaluating the offer against other strategic alternatives and will respond to the offer as expeditiously as possible.

On November 28, 2018, the Company issued a press release announcing that the Company had sent a letter to QAR dated November 27, 2018 on behalf the Board rejecting the non-binding offer. In its letter to QAR, the Company stated that the Board’s unanimous action came after careful consideration of the QAR letter and the non-binding offer and was in accordance with the unanimous recommendation of the Special Committee, after consultation with the Special Committee’s financial advisors and the Special Committee’s and the Company’s legal advisors. The Company’s letter stated that the Board and the Special Committee believe that the consideration being offered by QAR is inadequate and does not reflect the fair value of the common stock of the Company and, therefore, would not be in the best interest of the Company’s stockholders. The Company also stated that should QAR wish to communicate further with respect to its interest in the Company, it will make the Chairman of the Special Committee and the financial advisors to the Special Committee available to QAR or its representatives.

The press release issued by the Company dated November 28, 2018 is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference. A copy of the letter from the Company to QAR is attached as Exhibit 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibit No.	Description

99.1	Press Release dated November 28, 2018.

99.2	Letter from TSR to QAR dated November 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

Date: November 28, 2018	By:	/s/ John G. Sharkey
John G. Sharkey
Vice President, Finance and Secretary

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